UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 30, 2014

Capital Senior Living Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13445	75-2678809
(Commission File Number)	(IRS Employer Identification No.)

14160 Dallas Parkway Suite 300 Dallas, Texas	75254
(Address of Principal Executive Offices)	(Zip Code)

(972) 770-5600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 30, 2014, Capital Senior Living Corporation (the “Company”) completed the acquisition of three senior living communities located in Ohio (the “Ohio Communities”) from joint ventures in which the Company previously held a 10% interest for a purchase price of approximately $83.6 million. The Company previously managed the Ohio Communities under long-term management agreements. The Ohio Communities are comprised of 433 units, consisting of 227 independent living units and 206 assisted living units. The acquisition of two of the Ohio Communities was financed with $40.1 million of 10-year fixed rate debt with a blended interest rate of 4.41%. The acquisition of the other Ohio Community was financed with a $21.6 million two-year bridge loan with a variable interest rate of approximately 2.90%.

Item 7.01 Regulation FD Disclosure.

On July 1, 2014, the Company issued a press release announcing the completion of the acquisition of the Ohio Communities.

In addition, the Company’s press release announced that the Company has refinanced existing debt on 15 communities owned by the Company by raising approximately $156.5 million of new mortgage debt consisting of $135.5 million in long-term fixed rate debt (the “Long-Term Debt”) and approximately $21.0 million in bridge loans (the “Bridge Loans”). The Long-Term Debt has a fixed interest rate of 4.24% and is scheduled to mature in July 2024. The Long-Term Debt replaces $92.0 million of fixed rate debt with a blended interest rate of 5.96% that was scheduled to mature in July 2015. The Bridge Loans have a one or two-year maturity with a variable interest rate of approximately 4.65%. The Bridge Loans replace approximately $20.0 million of fixed rate debt that was also scheduled to mature in July 2015.

A copy of the Company’s press release announcing the completion of the acquisition of the Ohio Communities and the debt refinancing is attached as Exhibit 99.1 to this Current Report on Form 8-K. A copy of the Company’s updated slideshow presentation is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The information being furnished under Item 7.01, Exhibit 99.1, and Exhibit 99.2 shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The press release and the presentation contain, and may implicate, forward-looking statements regarding the Company and include cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

By filing this Current Report on Form 8-K, the Company does not acknowledge that disclosure of this information furnished under this Item 7.01, Exhibit 99.1 and Exhibit 99.2 is required by Regulation FD or that the information was material or non-public before the disclosure. The Company assumes no obligation to update or supplement forward-looking statements in the press release or the presentation that become untrue because of new information, subsequent events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

*99.1	Press Release dated July 1, 2014.

*99.2	Capital Senior Living Corporation Updated Slideshow Presentation.

*	These exhibits to this Current Report on Form 8-K are not being filed but are being furnished pursuant to Item 9.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2014	Capital Senior Living Corporation

	By:	/s/ Carey P. Hendrickson
	Name:	Carey P. Hendrickson
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

*99.1	Press Release dated July 1, 2014.

*99.2	Capital Senior Living Corporation Updated Slideshow Presentation.

*	These exhibits to this Current Report on Form 8-K are not being filed but are being furnished pursuant to Item 9.01.